                                                                     Exhibit d.2

                    NUVEEN TAX-ADVANTAGED FLOATING RATE FUND

                         FITCH FUNDPREFERRED GUIDELINES

     Below is set forth for Nuveen Tax-Advantaged Floating Rate Fund (the "Fund") the Fitch Guidelines, as defined in the Statement Establishing and Fixing the Rights and Preferences of FundPreferred Shares (the "Statement"). Capitalized terms not defined herein shall have the same meanings as defined in the Statement. Fitch may amend, alter or change these Fitch Guidelines, in its sole discretion, provided however, that Fitch provide any such amendments, alterations or changes to the Fund in writing.

1.   DEFINITIONS.

          a. "FUNDPREFERRED BASIC MAINTENANCE AMOUNT" as of any Valuation Date means EITHER:

               (i) Fitch Eligible Assets having an aggregate Fitch Discounted Value equal to or greater than the dollar amount equal to the sum of the sum of:

               (A) the product of the number of FundPreferred outstanding on such date multiplied by $25,000, plus any redemption premium applicable to the FundPreferred then subject to redemption;

               (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates to (but not including) the first respective Dividend Payment Dates for FundPreferred outstanding that follow such Valuation Date;

               (C) the aggregate amount of dividends that would accumulate on shares of each series of FundPreferred outstanding from such first respective Dividend Payment Date therefor through the 45th day after such Valuation Date, at the Maximum Rate (calculated as if such Valuation Date were the Auction Date for the Dividend Period commencing on such Dividend Payment Date) for a Standard Dividend of shares of such series to commence on such Dividend Payment Date, assuming, solely for purposes of the foregoing, that if on such Valuation Date the Fund shall have delivered a notice of Special Dividend Period to the Auction Agent pursuant to Section 4(b) of Part I of the Statement with respect to shares of such series, such Maximum Rate shall be the Maximum Rate for the Special Dividend Period of Shares of such series to commence on such Dividend Payment Date (except that (1) if such Valuation Date occurs at a time when a Failure to Deposit (or, in the case of preferred shares other than FundPreferred, a failure similar to a Failure to Deposit) has occurred that has not been cured, the dividend for purposes of calculation would accumulate at the current dividend rate then applicable to the shares in respect of which such failure has occurred and (2) for those days during the period described in this subparagraph (iii) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect (or, in the case of preferred shares other than FundPreferred, in respect of which the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect), the dividend for purposes of calculation would accumulate at such Applicable Rate (or other rate or rates, as the case may be in respect of those days);

               (D) the amount of anticipated expenses of the Fund for the 90 days subsequent to such Valuation Date;

               (E) the amount of any indebtedness or obligations of the Fund senior in right of payments to the FundPreferred; and

               (F) any current liabilities to the extent not reflected in any of
          (i)(A) through (i)(E) (including, without limitation, any payables for portfolio securities purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions); less the value (i.e., the face value of cash, short-term municipal obligations and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of
          (i)(A) though (i)(F) became payable, otherwise the Fitch Discounted Value) of any of the Fund's assets irrevocably deposited by the Fund for the payment of any of (i)(A) through (i)(F); OR

          b. if the average Fitch Discount Factor (as set forth in e.(ii) below) of the Fund's aggregate Fitch Eligible Assets (as set forth in f.(ii) below) is less than 200%, the FundPreferred Basic Maintenance Amount shall be calculated in the same manner as the asset coverage required by Section 18 of the 1940 Act with respect to all outstanding senior securities of the Fund which are stock, including all Outstanding FundPreferred (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares). In effect, all assets of the Fund will be considered Fitch Eligible Assets as provided for in f.(i) below and a Fitch Discount Factor of 200% will apply as provided for in e.(i) below.

          c. "APPROVED PRICE" means the "fair value" as determined by the Fund in accordance with the valuation procedures adopted from time to time by the Board of Trustees of the Fund and for which the Fund receives a mark-to-market price (which, for the purpose of clarity, shall not mean Market Value) from an independent source at least semi-annually.

          d. "BANK LOANS" means direct purchases of, assignments of, participations in and other interests in (a) any bank loan or (b) any loan made by an investment bank, investment fund or other financial institution, provided that such loan under this clause (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank or institutional loan investor in the ordinary course of business.

          e.   "FITCH DISCOUNT FACTOR" means EITHER:

               (i) if the average Fitch Discount Factor (as set forth in (ii) below) of the Fund's Fitch Eligible Assets (as set forth in f.(ii) below) is less than 200%, the Fitch Discount Factor shall be 200% for all Fitch Eligible assets (as set forth in f.(i) below); OR

               (ii) if the average Fitch Discount Factor (as set forth in this section) of the Fund's Fitch Eligible Assets (as set forth in f.(ii) below) is 200% or greater, for purposes of determining the Discounted Value of any Fitch Eligible Asset, the percentage determined as follows, provided however, that for unhedged foreign investments a discount factor of 105% shall be applied to the Market Value thereof in addition to the Fitch Discount Factor as determined in accordance with the procedures below, provided further that, if the foreign issuer of such unhedged foreign investment is from a country whose sovereign debt rating in a non-local currency is not assigned a rating of AA or better by Fitch, a discount factor of 117% shall be applied to the Market Value thereof in addition to the Fitch Discount Factor as determined in accordance with the procedures below. The Fitch Discount Factor for any Fitch Eligible Asset, other than the securities set forth below, will be the percentage provided in writing by Fitch.


                    (A) Preferred Stock: The percentage determined by references to the rating of a preferred stock in accordance with the table set forth below.


                         PREFERRED STOCK(1)                             FITCH DISCOUNT FACTOR
          -----------------------------------------------------------   ----------------------
          AAA Taxable Preferred......................................            130%
          AA Taxable Preferred.......................................            133%
          A Taxable Preferred........................................            135%
          BBB Taxable Preferred......................................            139%
          BB Taxable Preferred.......................................            154%
          Not rated or below BB Taxable Preferred....................            161%
          Investment Grade DRD Preferred.............................            164%
          Not rated or below Investment Grade DRD Preferred..........            200%
          Middle Market Bank Preferred Stock (any rating or
            non-rated)...............................................            266%


------------------
(1) If a security is not rated by Fitch but is rated by two other national recognized statistical ratings organizations ("NRSRO"), then the lower of the ratings on the security from the two other NRSRO's will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any NRSRO, the Fund will use the percentage set forth under "not rated" in this table.

                    (B) Corporate Debt Securities: The percentage determined by reference to the rating of a corporate debt security in accordance with the table set forth below.

                                                                                                         NOT
                                                                                                       RATED OR
TERM TO MATURITY OF CORPORATE DEBT SECURITY(1)       AAA        AA         A        BBB        BB      BELOW BB
-----------------------------------------------    -------   -------    -------   -------    -------   ---------
3 years or less (but longer than 1 year).......    106.38%   108.11%    109.89%   111.73%    129.87%    151.52%
5 years or less (but longer than 3 years)......    111.11    112.99     114.94    116.96     134.24     151.52
7 years or less (but longer than 5 years)......    113.64    115.61     117.65    119.76     135.66     151.52
10 years or less (but longer than 7 years).....    115.61    117.65     119.76    121.95     136.74     151.52
15 years or less (but longer than 10 years)        119.76    121.95     124.22    126.58     139.05     151.52
More than 15 years.............................    124.22    126.58     129.03    131.58     144.55     151.52


------------------
(1) If a security is not rated by Fitch but is rated by two other NRSRO's, then the lower of the ratings on the security from the two other NRSRO's will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any NRSRO, the Fund will use the percentage set forth under "not rated" in this table.

                    The Fitch Discount Factors presented in the immediately preceding table apply to corporate Debt Securities that are Performing and have a Market Value determined by a Pricing Service or an Approved Price. The Fitch Discount Factor noted in the table above for a Debt Security rated B by Fitch shall apply to any non-Performing Debt Security with a price equal to or greater than $0.90. The Fitch Discount Factor noted in the table above for a Debt Security rated CCC by Fitch shall apply to any non-Performing Debt Security with a price less than $0.90 but equal to or greater than $0.20. If a Debt Security does not have a Market Value determined by a Pricing Service or an Approved Price, a rating two rating categories below the actual rating on the Debt Security will be used (e.g., where the actual rating is A-, the rating for Debt Securities rated BB- will be used). The Fitch Discount Factor for a Debt Security issued by a limited partnership that is not a Rule 144A Security shall be the Fitch Discount Factor determined in accordance with the table set forth above multiplied by 105%.

               The Fitch Discount Factors presented in the immediately preceding table will also apply to interest rate swaps and caps, whereby the rating of the counterparty to the swap or cap will be the rating used to determine the Fitch Discount Factor in the table. The Fitch Discount Factors presented in the immediately preceding table will also apply to corporate obligations backed by a guaranty, a letter of credit or insurance issued by a third party. If the third-party credit rating is the basis for the rating on the obligation, then the rating on the third party will be used to determine the Fitch Discount Factor in the table.

                    (C) Convertible Securities: The Fitch Discount Factor applied to convertible securities is (A) 200% for investment grade convertibles and (B) 222% for below investment grade convertibles so long as such convertible securities have neither (x) conversion premium greater than 100% nor (y) have a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve.

                    The Fitch Discount Factor applied to convertible securities which have conversion premiums of greater than 100% is (A) 152% for investment grade convertibles and (B) 179% for below investment grade convertibles so long as such convertible securities do not have a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve.

                    The Fitch Discount Factor applied to convertible securities which have a yield to maturity or yield to worse of greater than 15.00% above the relevant Treasury curve is 370%.

                    If a security is not rated by Fitch but is rated by two other NRSRO's, then the lower of the ratings on the security from the two other NRSRO's will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any NRSRO, the Fund will treat the security as if it were below investment grade.

                    (D) Common Stock: The Fitch Discount Factor for common stock is (A) 200% for large-cap stocks; (B) 233% for mid-cap stocks, (c) 286% for small-cap stocks; and (D) 370% for other common stocks.

                    (E) U.S. Government Securities and U.S. Treasury Strips:


          TIME REMAINING TO MATURITY                             DISCOUNT FACTOR
          ---------------------------------------------------    ---------------
          1 year or less....................................           100%
          2 years or less (but longer than 1 year)..........           103%
          3 years or less (but longer than 2 years).........           105%
          4 years or less (but longer than 3 years).........           107%
          5 years or less (but longer than 4 years).........           109%
          7 years or less (but longer than 5 years).........           112%
          10 years or less (but longer than 7 years)........           114%
          15 years or less (but longer than 10 years).......           122%
          20 years or less (but longer than 15 years).......           130%
          25 years or less (but longer than 20 years).......           146%
          Greater than 30 years.............................           154%


                    (F) Emerging Market Debts: The Fitch Discount Factor for Emerging Market Debts are (A) 285% for investment grade and (B) 370% for non-investment grade.

                    (G) Short-Term Investments and Cash: The Fitch Discount Factor applied to short-term portfolio securities, including without limitation Debt Securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Fitch Exposure Period;
          (B) 115%, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Fitch Exposure Period; and
          (C) 125%, so long as such portfolio securities neither mature nor have a demand feature at par exercisable within the Fitch Exposure Period. A Fitch Discount Factor of 100% will be applied to cash. Rule 2a-7 money market funds rated by Fitch or another NRSRO will also have a discount factor of 100%, and unrated Rule 2a-7 money market funds will have a discount factor of 115%.

                    (H) Rule 144A Securities: The Fitch Discount Factor applied to Rule 144A Securities will be 110% of the Fitch Discount Factor which would apply were the securities registered under the Securities Act.

                    (I) Foreign Bonds: The Fitch Discount Factor (A) for a Foreign Bond the principal of which (if not denominated in U.S. dollars) is subject to a currency hedging transaction will be the Fitch Discount Factor that would otherwise apply to such Foreign Bonds in accordance with this definition and (B) for (1) a Foreign Bond the principal of which (if not denominated in U.S. dollars) is not subject to a currency hedging transaction and (2) a bond issued in a currency other than U.S. dollars by a corporation, limited liability company or limited partnership domiciled in, or the government or any agency, instrumentality or political subdivision of, a nation other than an Approved Foreign Nation, will be 370%.

                    (J) Bank Loans: The percentage determined by reference to the Category in accordance with the table set forth below

                        FITCHLOAN                     DISCOUNT
                        CATEGORY                       FACTOR
                        ------------------------      --------
                          A.....................        126%
                          B.....................        157
                          C.....................        184
                          D.....................        433


          f.   "FITCH ELIGIBLE ASSET" means EITHER:

               (i) if the average Fitch Discount Factor (as set forth in e.(ii) above) of the Fund's Fitch Eligible Assets (as set forth in (ii) below) is less than 200%, all assets of the Fund shall be considered Fitch Eligible Assets; OR

               (ii) if the average Fitch Discount Factor (as set forth in e.(ii) above) of the Fitch's Fitch Eligible Assets (as set forth in this section) is 200% or greater, Fitch Eligible assets means:

                    (A) cash (including interest and dividends due on assets rated (1) BBB or higher by Fitch or the equivalent by another NRSRO if the payment date is within five Business Days of the Valuation Date,
          (2) A or higher by Fitch
          or the equivalent by another NRSRO if the payment date is within thirty days of the Valuation Date, and (3) A+ or higher by Fitch or the equivalent by another NRSRO if the payment date is within the Fitch Exposure Period) and receivables for Fitch Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are settled within five business days;

                    (B) Short Term Money Market Instruments so long as (1) such securities are rated at least F1+ by Fitch or the equivalent by another NRSRO, (2) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A by Fitch or the equivalent by another NRSRO, or (3) in all other cases, the supporting entity (x) is rated at least A by Fitch or the equivalent by another NRSRO and the security matures within three months or (y) is rated at least AA by Fitch or the equivalent by another NRSRO and the security matures within six months; in addition, money market funds subject to Rule 2a-7 under the 1940 Act are also eligible investments;

                    (C) U.S. Government Securities and U.S. Treasury Strips;

                    (D) debt securities if such securities have been registered under the U.S. Securities Act or are restricted as to resale under U.S. federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act; and such securities are issued by
          (1) a U.S. corporation, limited liability company or limited partnership, (2) a corporation, limited liability company or limited partnership or similar entity domiciled in a country whose sovereign debt rating in a non-local currency is assigned a rating of "AAA" ("Approved Foreign Nations"), (3) the government of any Approved Foreign Nation or any of its agencies, instrumentalities or political subdivisions (the debt securities of Approved Foreign Nation issuers being referred to collectively as "Foreign Bonds"), (4) a corporation, limited liability company or limited partnership domiciled in Canada or (5) the Canadian government or any of its agencies, instrumentalities or political subdivisions (the debt securities of Canadian issuers being referred to collectively as "Canadian Bonds"). Foreign Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Similarly, Canadian Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Notwithstanding the limitations in the two preceding sentences, Foreign Bonds and Canadian Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of 30% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. In addition, bonds which are issued in connection with a reorganization under U.S. federal bankruptcy law ("Reorganization Bonds") will be considered debt securities constituting Fitch Eligible Assets if (a) they provide for periodic payment of interest in cash in U.S. dollars or euros; (b) they do not provide for conversion or exchange into equity capital at any time over their lives; (c) they have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for trading under Rule 144A promulgated pursuant to the Securities Act as determined by the Fund's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Fund; (d) they were issued by a U.S. corporation, limited liability company or limited partnership; and (e) at the time of purchase at least one year had elapsed since the issuer's reorganization. Reorganization Bonds may also be considered debt securities constituting Fitch Eligible Assets if they have been approved by Fitch, which approval shall not be unreasonably withheld. All debt securities satisfying the foregoing requirements and restrictions of this paragraph (iv) are herein referred to as "Debt Securities."

                    (E) debt securities of a corporation, limited liability company or limited partnership or similar entity domiciled in an Emerging Market (as defined below) and debt securities of the government of any Emerging Market or any of its agencies, instrumentalities or political subdivisions (the debt securities of Emerging Market issuers being referred to collectively as "Emerging Market Debts.") Emerging markets are (1) countries classified by the World Bank as having a "low" or "middle" per capital income; (2) countries that have restructured its sovereign debt during the past 10 years or currently has restructured sovereign external debt outstanding; or (3) countries assigned a long-term, foreign currency/sovereign rating below A3/A- by Fitch, Moody's or S&P ("Emerging Market").

                    (F) Middle Market Preferred Stock;

                    (G) preferred stocks if (1) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or Euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (2) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market and, (3) the issuer of such a preferred stock has a senior debt rating or preferred stock rating from Fitch of BBB- or higher or the equivalent rating by another Rating Agency. In addition, the preferred stocks's issue must be at least $50 million.

                    (H) common stocks (i) (A) which are traded on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market, (B) which, if cash dividend paying, pay cash dividends in U.S. dollars, and (C) which may be sold without restriction by the Fund; provided, however, that (1) common stock which, while a Fitch Eligible Asset owned by the Fund, ceases paying any regular cash dividend will no longer be considered a Fitch Eligible Asset until 60 calendar days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A- by Fitch and (2) the aggregate Market Value of the Fund's holdings of the common stock of any issuer in excess of 5% per US issuer of the number of Outstanding shares times the Market Value of such common stock shall not be a Fitch's Eligible Asset; (ii) securities denominated in any currency other than the U.S. dollar and securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are dollar-denominated American Depository Receipts ("ADRs") which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the Untied States, its states or the District of Columbia; provided, however, that the aggregate Market Value of the Fund's holdings of securities denominated in currencies other than the U.S. dollar and ADRs in excess of 3% of the aggregate Market Value of the Outstanding shares of common stock of such issuer or in excess of 10% of the Market Value of the Fund's Fitch Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Argentina, Australia, Brazil, Chile, France, Germany, Italy, Japan, Korea, Mexico, Spain or the United Kingdom (the "Approved Foreign Nations") shall not be a Fitch Eligible Asset; (iii) Small-cap stocks refer to stock with a market capitalization between $300 million to $2 billion; Mid-cap stocks refer to stock with a market capitalization between $2 billion to $10 billion; Large-cap stocks are companies having a market capitalization between $10 billion and $200 billion.

               Fitch Common Stock Diversification Guidelines:
               -------------------------------------------------

               Type:                   Max. Single Issuer (%)(1)
               Large-cap                         5%
               Mid-cap                           5%
               Small-cap                         5%

------------------
(1) Percentages represent both a portion of the aggregate market value and number of outstanding shares of the common stock portfolio.

                    (I) Bank Loans;

                    (J) Rule 144A Securities; and

                    (K) Interest rate swaps entered into according to International Swap Dealers Association ("ISDA") standards if (1) the counterparty to the swap transaction has a short-term rating of not less than F1 by Fitch or the equivalent by another, NRSRO, or, if the swap counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating is AA or higher by Fitch or the equivalent by another NRSRO and (2) the original aggregate notional amount of the interest rate swap transaction or transactions is not greater than the liquidation preference of the FundPreferred originally issued.

                    Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the Investment Company Act, not otherwise provided for in this definition may be included in Fitch Eligible Assets, but, with respect to any financial contract, only upon receipt by the Fund of a writing from Fitch specifying any conditions on including such financial contract in Fitch Eligible Assets and assuring the Fund that including such financial contract in the manner so specified would not affect the credit rating assigned by Fitch to the FundPreferred.

                    Where the Fund sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Fitch Eligible Asset and the amount the Fund is required to pay upon repurchase of such asset will count as a liability for the purposes of the FundPreferred Basic Maintenance Amount. Where the Fund purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Fund thereby will constitute a Fitch Eligible Asset if the long-term debt of such other party is rated at least A- by Fitch or the equivalent by another Rating Agency and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Fitch Eligible Asset.

                    Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of FundPreferred Basic Maintenance Amount or to the extent it is subject to any liens, except for (A) liens which are being contested in good faith by appropriate proceedings and which Fitch has indicated to the Fund will not affect the status of such asset as a Fitch Eligible Asset, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens to secure payment for services rendered or cash advanced to the Fund by its investment manager or portfolio manager, the Fund's custodian, transfer agent or registrar or the Auction Agent and (D) liens arising by virtue of any repurchase agreement.

          g. "FITCH EXPOSURE PERIOD" means the period commencing on (and including) a given Valuation Date and ending 41 days thereafter.

          h. "FITCH HEDGING TRANSACTIONS" means purchases or sales of exchange- traded financial futures contracts based on any index approved by Fitch or Treasury Bonds, and purchases, writings or sales of exchange-traded put options on such futures contracts, any index approved by Fitch or Treasury Bonds and purchases, writings or sales of exchange-traded call options on such financial futures contracts, any index approved by Fitch or Treasury bonds ("Fitch Hedging Transactions"), subject to the following limitations:

               (i) The Fund may not engage in any Fitch Hedging Transaction based on any index approved by Fitch (other than transactions that terminate a futures contract or option held by the Fund by the Fund's taking the opposite position thereto ("closing transactions")) that would cause the Fund at the time of such transaction to own or have sold outstanding financial futures contracts based on such index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal.

               (ii) The Fund will not engage in any Fitch Hedging Transaction based on Treasury Bonds (other than closing transactions) that would cause the Fund at the time of such transaction to own or have sold:

                    (A) Outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate market value exceeding 20% of the aggregate market value of Fitch Eligible Assets owned by the Fund and rated at least AA by Fitch (or, if not rated by Fitch Ratings, rated at least Aa by Moody's; or, if not rated by Moody's, rated at least AAA by S&P); or

                    (B) Outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate market value exceeding 40% of the aggregate market value of all Fitch Eligible Assets owned by the Fund (other than Fitch Eligible Assets already subject to a Fitch Hedging Transaction) and rated at least A or BBB by Fitch (or, if not rated by Fitch Ratings, rated at least Baa by Moody's; or, if not rated by Moody's, rated at least A or AA by S&P) (for purposes of the foregoing clauses (i) and (ii), the Fund shall be deemed to own futures contracts that underlie any outstanding options written by the Fund);

               (iii) The Fund may engage in closing transactions to close out any outstanding financial futures contract based on any index approved by Fitch if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Fitch and the Fund.

               (iv) The Fund may not enter into an option or futures transaction unless, after giving effect thereto, the Fund would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

          i. "FITCH INDUSTRY CLASSIFICATIONS" means, for the purposes of determining Fitch Eligible Assets, the industry classifications as provided by Fitch. The Fund shall use its discretion in determining which industry classification is applicable to a particular investment.

          j. "FITCH LOAN CATEGORY" means the following four categories (and, for purposes of this categorization, the Market Value of a Fitch Eligible Asset trading at par is equal to $1.00):

               (i) "Fitch Loan Category A" means Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.90.

               (ii) "Fitch Loan Category B" means: (A) Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.80 but less than $0.90; and (B) non-Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.85.

               (iii) "Fitch Loan Category C" means (A) Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.70 but less than $0.80; (B) non-Performing Bank Loans which have a Market Value or an Approved

     Price greater than or equal to $0.75 but less than $0.85; and (C) Performing Bank Loans without an Approved Price rated BB- or higher by Fitch Ratings. If a security is not rated by Fitch Ratings but is rated by two other NRSRO's, then the lower of the ratings on the security from the two other NRSROs will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a rating by Fitch Ratings of BBB+ will be used). If a security is not rated by Fitch Ratings but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA-, a rating by Fitch Ratings of AAA- will be used, and where the only rating on a security is a Moody's rating of Ba3, a rating by Fitch Ratings of BB-will be used).

               (iv) "Fitch Loan Category D" means Bank Loans not described in any of the foregoing categories.

               Notwithstanding any other provision contained above, for purposes of determining whether a Fitch Eligible Asset falls within a specific Fitch Loan Category, to the extent that any Fitch Eligible Asset would fall in more than one of the Fitch Loan Categories, such Fitch Eligible Asset shall be deemed to fall into the Fitch Loan Category with the lowest applicable Fitch Discount Factor.

          k. "MIDDLE MARKET PREFERRED STOCK" shall mean, for purposes of determining the applicable Fitch Discount Factor, adjustable rate non-cumulative perpetual preferred stock issued by small- to mid-sized banks with assets between $200 million and $10 billion.

          l. "PERFORMING" means with respect to any asset, the issuer of such investment is not in default of any payment obligations in respect thereof.

          m. "PRICING SERVICE" means any pricing service designated by the Board of Trustees of the Fund and approved by Fitch or Moody's, as applicable, for purposes of determining whether the Fund has Eligible Assets with an aggregate Discounted Value that equals or exceeds the FundPreferred Shares Basic Maintenance Amount.

          n. "SHORT-TERM MONEY MARKET INSTRUMENT" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Fund, the remaining term to maturity thereof is not in excess of 180 days:

               (i) commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

               (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

               (iii) overnight funds;

               (iv) U.S. Government Securities; and

               (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or Fund company that have (1) credit ratings on such Valuation Date of at least P-1 from Moody's and either F1+ from Fitch or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA- from Fitch or AA- from S&P, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Fund, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch and S&P shall be at least A2, A and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or Fund company are not rated on any Valuation Date below P-1 by Moody's, F1+ by Fitch or A-1+ by S&P and there is no long-term rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Fund); and provided further, that the interest receivable by the Fund shall not be subject to any withholding or similar taxes.

          o. "U.S. GOVERNMENT SECURITIES" mean securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes.

          p. "U.S. TREASURY SECURITIES" means direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

          q. "U.S. TREASURY STRIPS" means securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program.

                    NUVEEN TAX-ADVANTAGED FLOATING RATE FUND

                        MOODY'S FUNDPREFERRED GUIDELINES

     Below is set forth for Nuveen Tax-Advantaged Floating Rate Fund (the "Fund") the Moody's Guidelines, as defined in the Statement Establishing and Fixing the Rights and Preferences of FundPreferred (the "Statement"). Capitalized terms not defined herein shall have the same meanings as defined in the Statement. Moody's may amend, alter or change these Moody's Guidelines, in its sole discretion, provided however, that Moody's provide any such amendments, alterations or changes to the Fund in writing.

1.   DEFINITIONS.

          a. "FUNDPREFERRED BASIC MAINTENANCE AMOUNT" as of any Valuation Date means EITHER:

               (i) Moody's Eligible Assets having an aggregate Moody's Discounted Value equal to or greater than the dollar amount equal to the sum of the sum of:

                    (A) the product of the number of FundPreferred outstanding on such date multiplied by $25,000, plus any redemption premium applicable to the FundPreferred then subject to redemption;

                    (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates to (but not including) the first respective Dividend Payment Dates for FundPreferred outstanding that follow such Valuation Date;

                    (C) the aggregate amount of dividends that would accumulate on shares of each series of FundPreferred outstanding from such first respective Dividend Payment Date therefor through the 45th day after such Valuation Date, at the Maximum Rate (calculated as if such Valuation Date were the Auction Date for the Dividend Period commencing on such Dividend Payment Date) for a Standard Dividend of shares of such series to commence on such Dividend Payment Date, assuming, solely for purposes of the foregoing, that if on such Valuation Date the Fund shall have delivered a notice of Special Dividend Period to the Auction Agent pursuant to Section 4(b) of Part I of the Statement with respect to shares of such series, such Maximum Rate shall be the Maximum Rate for the Special Dividend Period of shares of such series to commence on such Dividend Payment Date (except that (1) if such Valuation Date occurs at a time when a Failure to Deposit (or, in the case of preferred shares other than FundPreferred, a failure similar to a Failure to Deposit) has occurred that has not been cured, the dividend for purposes of calculation would accumulate at the current dividend rate then applicable to the shares in respect of which such failure has occurred and (2) for those days during the period described in this subparagraph (iii) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect (or, in the case of preferred shares other than FundPreferred, in respect of which the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect), the dividend for purposes of calculation would accumulate at such Applicable Rate (or other rate or rates, as the case may be in respect of those days);

                    (D) the amount of anticipated expenses of the Fund for the 90 days subsequent to such Valuation Date;

                    (E) the amount of any indebtedness or obligations of the Fund senior in right of payments to the FundPreferred; and

                    (F) any current liabilities to the extent not reflected in any of (i)(A) through (i)(E) (including, without limitation, any payables for portfolio securities purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions); less the value (i.e., the face value of cash, short-term municipal obligations and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of
          (i)(A) though (i)(F) became payable, otherwise the S&P Discounted Value) of any of the Fund's assets irrevocably deposited by the Fund for the payment of any of (i)(A) through (i)(F); OR --

               (ii) if the average Moody's Discount Factor (as set forth in d.(ii) below) of the Fund's aggregate Moody's Eligible Assets (as set forth in e.(ii) below) is less than 200%, the FundPreferred Basic Maintenance amount shall be calculated in the same manner as the asset coverage required by Section 18 of the 1940 Act with respect to all outstanding senior securities of the Fund which are stock, including all Outstanding FundPreferred (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares). In effect, all assets of the Fund will be considered Moody's Eligible Assets as provided for in e.(i) below and a Moody's Discount Factor of 200% will apply as provided for in d.(i) below.

          b. "APPROVED PRICE" means the "fair value" as determined by the Fund in accordance with the valuation procedures adopted from time to time by the Board of Trustees of the Fund and for which the Fund receives a mark-to-market price (which, for the purpose of clarity, shall not mean Market Value) from an independent source at least semi-annually.

          c. "BANK LOANS" means direct purchases of, assignments of, participations in and other interests in (a) any bank loan or (b) any loan made by an investment bank, investment fund or other financial institution, provided that such loan under this clause (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank or institutional loan investor in the ordinary course of business.

          d.   "MOODY'S DISCOUNT FACTOR" means EITHER:

               (i) if the average Moody's Discount Factor (as set forth in (ii) below) of the Fund's Moody's Eligible Assets (as set forth in e.(ii) below) is less than 200%, the Moody's Discount Factor shall be 200% for all Moody's Eligible Assets (as set forth in e.(i) below); OR

               (ii) if the average Moody's Discount Factor (as set forth in this section) of the Fund's Moody's Eligible Assets (as set forth in e.(ii) below is 200% or greater, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined as follows. In addition to the reporting required in the Statement, the Fund must notify Moody's (1) if the portfolio coverage ratio of the Discounted Value of Moody's Eligible Assets to liabilities is less than 110% if the Fund is calculating the FundPreferred Basic Maintenance Amount under paragraph a.(i) of the definition of FundPreferred Basic Maintenance Amount above or
     (2) if the asset coverage as determined in accordance with Section 18 of the 1940 Act is less than 220% if the Fund is calculating the FundPreferred Basic Maintenance Amount under paragraph a.(ii) of the definition of FundPreferred Basic Maintenance Amount above. Computation of the FundPreferred Basic Maintenance Amount test requires the use of the diversification table below prior to applying the Moody's Discount Factors noted below and after identifying Moody's Eligible Assets. The Moody's Discount Factor for any Moody's Eligible Asset, other than the securities set forth below, will be the percentage provided in writing by Moody's.

                    (A) Corporate debt securities: The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below (non convertibles).

                                                                       MOODY'S RATING CATEGORY
      TERM TO MATURITY OF CORPORATE DEBT          -------------------------------------------------------------------
                  SECURITY(1)                      AAA       AA        A       BAA       BA        B       UNRATED(2)
---------------------------------------------     ------    -----    -----    -----     -----    -----     ----------
1 year or less..............................       109%      112%     115%     118%      137%     150%        250%
2 years or less (but longer than 1 year)....       115       118      122      125       146      160         250
3 years or less (but longer than 2 years)...       120       123      127      131       153      168         250
4 years or less (but longer than 3 years)...       126       129      133      138       161      176         250
5 years or less (but longer than 4 years)...       132       135      139      144       168      185         250
7 years or less (but longer than 5 years)...       139       143      147      152       179      197         250
10 years or less (but longer than 7 years)..       145       150      155      160       189      208         250
15 years or less (but longer than 10 years).       150       155      160      165       196      216         250
20 years or less (but longer than 15 years).       150       155      160      165       196      228         250
30 years or less (but longer than 20 years).       150       155      160      165       196      229         250
Greater than 30 years.......................       165       173      181      189       205      240         250

------------------
(1) The Moody's Discount Factors above for corporate debt securities shall also be applied to any interest rate swap or cap, in which case the rating of the counterparty shall determine the appropriate rating category.

(2) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

                    For corporate debt securities that do not pay interest in U.S. dollars, the fund sponsor will contact Moody's to obtain the applicable currency conversion rates.

                    (B) Preferred stock: The Moody's Discount Factor for taxable preferred stock shall be:

                    Aaa                              150%
                    Aa                               155%
                    A                                160%
                    Baa                              165%
                    Ba                               196%
                    B                                216%
                    <B or Not Rated                  250%
                    Non-cumulative perpetual         476%
                    preferreds

                    Preferred stock whose dividends are eligible for the dividends received deduction under the Code ("DRD") will be assigned a different Moody's Discount Factor. Investment grade DRDs will be given a 165% Moody's Discount Factor and non-investment grade DRDs will receive a 216% Moody's Discount Factor.

                    (C) Common stock:

        COMMON STOCKS(1)           LARGE CAP        MID CAP        SMALL CAP
     --------------------          ---------        -------        ---------
    7 week exposure period            200%            205%            220%


(1) Market cap for Large-cap stocks are $10 billion and up, Mid-cap stocks range between 2 billion and $10 billion, and Small-cap stocks are $2 billion and below.

                    (D) Convertible securities (including convertible preferreds):

                         (1) Convertible securities: The Moody's Discount Factor
               for convertible securities shall be (including convertible preferred stock):

                         (2) Convertibles having a delta that ranges between
               .4-0 will be discounted using the discount factors found in Moody's corporate debt securities table.

                         (3) Convertibles having a delta that ranges between
               1-.8 will be subject to the following discount factors: for investment grade bonds the discount factor is 195% and for below investment grade securities the discount factor is 229%.

                         (4) Convertibles having a delta that ranges between
               .8-.4 will be subject to the following discount factors: for investment grade bonds the discount factor is 192% and for below investment grade securities the discount factor is 226%.

                         (5) Any unrated convertible bonds are discounted at
               250%.

                    Upon conversion to common stock, the Discount Factors to common stock will apply:

COMMON STOCK                         UTILITY        INDUSTRIAL       FINANCIAL

Seven week exposure period......       170%            264%             241%

                    (E) Common Stock, Preferred Stock and Corporate Debt Securities of REITs:


                         (1) For corporate debt securities of REITs, apply the
               Moody's Discount Factors in (i) above.

                         (2) For common stock and preferred stock of REITs, the
               Moody's Discount Factor shall be the percentage specified in the table set forth below:


                                                                                   MOODYS DISCOUNT
                                                                                        FACTOR
                                                                                   ---------------
        common stock of REITs..................................................          154%
        preferred stock of REITs
           with a Moody's S&P or Fitch rating (including a Senior Implied                154%
              Rating):.........................................................
           without a Moody's S&P or Fitch rating (including a Senior Implied             208%
              Rating):.........................................................


                         (3) Notwithstanding the above, a Moody's Discount
               Factor of 250% will be applied: (a) to those assets in a single NAREIT industry category/sector which exceed 30% of Moody's Eligible Assets but are not greater than 35% of Moody's Eligible Assets; (b) if dividends on such securities have not been paid consistently (either quarterly or annually) over the previous three years, or for such shorter time period that such securities have been outstanding; or (c) if the market capitalization (including common stock and preferred stock) of an issuer is below $500 million.

                    (F) Short-Term Instruments: The Moody's Discount Factor applied to short-term portfolio securities, including without limitation corporate debt securities and Short Term Money Market Instruments will be (1) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody's Exposure Period; (2) 115%, so long as such portfolio securities do not mature within the Moody's Exposure Period or have a demand feature at par not exercisable within the Moody's Exposure Period; and (3) 125%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period. A Moody's Discount Factor of 100% will be applied to cash.

                    (G) U.S. Government Securities and U.S. Treasury Strips:

                                                                   U.S. GOVERNMENT              U.S. TREASURY
                                                                 SECURITIES DISCOUNT           STRIPS DISCOUNT
                REMAINING TERM TO MATURITY                             FACTOR                       FACTOR
-------------------------------------------------------         --------------------           ----------------
1 year or less.........................................                  107%                         107 %
2 years or less (but longer than 1 year)...............                  113                          115
3 years or less (but longer than 2 years)..............                  118                          121
4 years or less (but longer than 3 years)..............                  123                          128
5 years or less (but longer than 4 years)..............                  128                          135
7 years or less (but longer than 5 years)..............                  135                          147
10 years or less (but longer than 7 years).............                  141                          163
15 years or less (but longer than 10 years)............                  146                          191
20 years or less (but longer than 15 years)............                  154                          218
30 years or less (but longer than 20 years)............                  154                          244


                    (H) Sovereign debt securities: The Moody's Discount Factor for sovereign debt securities of qualified sovereign nations shall be 250% if such obligation is denominated in U.S. dollars or Euros. If the obligation is denominated in a currency other than U.S. dollars or Euros, the Moody's Discount Factor above will be adjusted by a factor as determined in writing by Moody's.

                    (I) Rule 144A Securities: The Moody's Discount Factor applied to Rule 144A Securities for Rule 144A Securities whose terms include rights to registration under the Securities Act within one year and Rule 144A Securities which do not have registration rights within one year will be 120% and 130%, respectively, of the Moody's Discount Factor which would apply were the securities registered under the Securities Act.

                    (J) Bank Loans: The Moody's Discount Factor applied to senior Bank Loans ("Senior Loans") shall be the percentage specified in accordance with the table set forth below (or such lower percentage as Moody's may approve in writing from time to time):


                       MOODY'S RATING CATEGORY
---------------------------------------------------------------------
                                                                                     CAA AND BELOW
                                                                                      (INCLUDING
                                                                                    DISTRESSED AND
           TYPE OF LOAN                   AAA-A        BAA AND BA(1)       B(1)       UNRATED)(1)
----------------------------------      --------      ---------------    --------   ---------------
Senior Loans greater than $250 MM         118%              136%           149%           250%
non-Senior Loans greater than             128%              146%           159%           250%
$250 MM
loans less than $250 MM                   138%              156%           169%           270%
Second Lien Bank Loans                    168%              185%           200%           270%
Third & Fourth Lien Bank Loans            218%              240%           260%           351%

------------------
(1) If a Senior Loan is not rated by any of Moody's, S&P or Fitch Ratings, the Fund will use the applicable percentage set forth under the column entitled "Caa and below (including distressed and unrated)" in the table above. Ratings assigned the S&P and/or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of securities for which the ratings by S&P and/or Fitch do not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch (i.e., these rating agencies assign different rating categories to the security) will be accepted at the lower of the two ratings; provided however, that, in a situation where a security is rated "B" (or equivalent) by a given rating agency and rated "Caa" (or equivalent) by another rating agency, the Fund will use the applicable percentage set forth under the column entitled "B" in the table above.

          e.   "MOODY'S ELIGIBLE ASSETS" means EITHER:


               (i) if the average Moody's Discount Factor (as set forth in d.(ii) above) of the Funds Moody's Eligible Assets (as set forth in (ii) below) is less than 200%, all assets of the Fund shall be considered Moody's Eligible Assets; OR

               (ii) if the Average Moody's Discount Factor (as set forth in d.(ii) above) of the Fund's Moody's Eligible Assets (as set forth in this section) is 200% or greater, Moody's Eligible Assets means:

                    (A) cash (including interest and dividends due on assets rated (1) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date, (2) A2 or higher if the payment date is within thirty days of the Valuation Date, and (3) A1 or higher if the payment date is within the Moody's Exposure Period) and receivables for Moody's Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are (1) settled through clearing house firms or (2) (x) with counterparties having a Moody's long-term debt rating of at least Baa3 or (y) with counterparties having a Moody's Short Term Money Market Instrument rating of at least P-1;

                    (B) Short Term Money Market Instruments so long as (1) such securities are rated at least P-1, (2) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (3) in all other cases, the supporting entity (x) is rated A2 and the security matures within one month, (y) is rated A1 and the security matures within three months or
          (z) is rated at least Aa3 and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P and not rated by Moody's) need not meet any otherwise applicable S&P rating criteria;

                    (C) U.S. Government Securities and U.S. Treasury Strips;

                    (D) Rule 144A Securities;

                    (E) Senior Loans and other Bank Loans approved by Moody's;

                    (F) corporate debt securities if (1) such securities are rated B3or higher by Moody's; (2) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Moody's Eligible Assets if they are rated by Moody's or S&P or Fitch; (3) for securities which provide for conversion or exchange into equity capital at some time over their lives, the issuer must be rated at least B3 by Moody's and the discount factor will be 250%; (4) for debt securities rated Ba1 and below, no more than 10% of the original amount of such issue may constitute Moody's Eligible Assets; (5) such securities have been registered under the Securities Act of 1933, as amended ("Securities Act") or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Fund's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody's Eligible Assets if they are publicly traded; and (6) such securities are not subject to extended settlement.

                    Notwithstanding the foregoing limitations, (x) corporate debt securities not rated at least B3 by Moody's or not rated by Moody's shall be considered to be Moody's Eligible Assets only to the extent the Market Value of such corporate debt securities does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; provided, however, that if the Market Value of such corporate debt securities exceeds 10% of the aggregate Market Value of all Moody's Eligible Assets, a portion of such corporate debt securities (selected by the Fund) shall not be considered Moody's Eligible Assets, so that the Market Value of such corporate debt securities (excluding such portion) does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; and (y) corporate debt securities rated by neither Moody's nor S&P nor Fitch shall be considered to be Moody's Eligible Assets only to the extent such securities are issued by entities which (i) have not filed for bankruptcy within the past three years, (ii) are current on all principal and interest in their fixed income obligations, (iii) are current on all preferred stock dividends, and (iv) possess a current, unqualified auditor's report without qualified, explanatory language.

                    (G) preferred stocks if (1) dividends on such preferred stock are cumulative, or if non-cumulative the Discount Factor should be amplified by a factor of 1.10 x Moody's listed Discount Factor (2) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (3) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange, (4) if such security consists of $1,000 par bonds that tend to trade over-the-counter, (5) the issuer of such a preferred stock has a senior debt rating from Moody's of Baa1 or higher or a preferred stock rating from Moody's of Baa3 or higher and (6) such preferred stock has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible). In addition, the preferred stocks must have the diversification requirements set forth in the table below and the preferred stock issue must be greater than $50 million;

                    (H) Common Stocks:

                         (1) which are issued by issuers whose senior debt
               securities are rated at least Baa3 by Moody's (or, in the event an issuer's senior debt securities are not rated by Moody's, which are issued by an issuer whose senior debt securities are rated at least BBB- by S&P and which for this purpose have been assigned a Moody's equivalent rating of at least Baa3;

                         (2) which are traded on the New York Stock Exchange,
               the American Stock Exchange, the NASDAQ National Market System or other Moody's approved exchanges;

                         (3) which have a market capitalization greater than
               $500,000,000;

                         (4) which are currently paying a cash dividend be it an
               initial cash dividend or part of an ongoing series of cash dividends or whose predecessors have paid cash dividends regularly during the preceding three-year period (or since inception of the dividend if the common stock initiated a dividend within the past three-years); and

                         (5) which pay dividends in U.S. dollars or currency of
               other Approved Foreign Nations including: Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland and the United Kingdom;

          provided, however, that (1) the aggregate Market Value of the Fund's holdings of the common stock of any eligible issuer (x) shall be less than 5% of the number of outstanding shares times the Market Value of such common stock and (y) shall not exceed 5% of the number of outstanding shares (less the number of shares held by insiders, as determined in accordance with standards established by Moody's) multiplied by the Market Value of such common stock and (2) the number of shares of common stock of any eligible issuer held by the Fund shall not exceed the average weekly trading volume of such common stock during the preceding month.

                    (I) sovereign debt securities. Debt securities of non-U.S. sovereign nations if they are obligations of qualified sovereign nations provided in writing by Moody's.

                    (J) interest rate swaps and caps if: (1) the aggregate notional amount of interest rate swaps and caps will not exceed the aggregate liquidation preference of outstanding Preferred Shares, including FundPreferred, issued by the Fund; (2) the counterparties to interest rate swaps and caps will not have senior unsecured ratings which are below Moody's A3. In connection with interest rate swaps or caps , the Fund will provide to Moody's full disclosure of ISDA agreements with all companion credit annexes enumerating termination events along with terms of the interest rate swaps and caps shall be provided to Moody's within a reasonable time frame prior to entering into the interest rate swap or cap arrangement and all assignments and amendments will be disclosed by the Fund in writing to Moody's.

                    The FundPreferred Basic Maintenance Certificate shall include the following information about each interest rate swap or cap held by the Fund: (1) term; (2) variation margin; (3) name of counterparty; and (4) termination value. The variation margin and termination value of interest rate swaps and caps will be factored into the FundPreferred Basic Maintenance Amount test as follows: (1) the weekly variation margin of swap when positive will count as Moody's Eligible Assets and will be by discounted by the Moody's Discount Factor for corporate debt securities above based on the ratings of the interest rate swap and cap counterparties; (2) the weekly negative variation margin of an interest rate swap or cap will be deducted from aggregate Moody's Eligible Assets; (3) all segregated assets in connection with interest rate swaps and caps will not be considered Moody's Eligible Assets; (4) the market value of an interest rate swap or cap, when negative, will not count as a Moody's Eligible Asset; and (5) the termination value of an interest rate swap or cap will be deemed to be a current liability for purposes of calculating the FundPreferred Basic Maintenance Amount.

                    (K) financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the Investment Company Act of 1940, as amended, not otherwise provided for in this definition but only upon receipt by the Fund of a letter from Moody's specifying any conditions on including such financial contract in Moody's Eligible Assets and assuring the Fund that including such financial contract in the manner so specified would not affect the credit rating assigned by Moody's to the FundPreferred.

                    Additionally, in order to merit consideration as an eligible asset, securities should be issued by entities which:

                         (i) have not filed for bankruptcy with the past years;

                         (ii) are current on all principle and interest in their
               fixed income obligations;

                         (iii) are current on all preferred stock dividends;

          possess a current, unqualified auditor's report without qualified, explanatory language.

          In addition, portfolio holdings (except common stock) as described above must be within the following diversification and issue size requirements in order to be included in Moody's Eligible Assets:

                                  MAXIMUM SINGLE       MAXIMUM SINGLE       MINIMUM ISSUE SIZE
          RATINGS(1)               ISSUER(2)(3)        INDUSTRY(3)(4)        ($ IN MILLION)(5)
---------------------------      ---------------       ---------------     --------------------
Aaa........................               100 %                100 %                 $100
Aa.........................                20                   60                    100
A..........................                10                   40                    100
Baa........................                 6                   20                    100
Ba.........................                 4                   12                     50(6)
B1-B2......................                 3                    8                     50(6)
B3 or below................                 2                    5                     50(6)


------------------

(1) Refers to the preferred stock and senior debt rating of the portfolio holding.

(2) Companies subject to common ownership of 25% or more are considered as one issuer.

(3) Percentages represent a portion of the aggregate Market Value of corporate debt securities.

(4) Industries are determined according to Moody's Industry Classifications, as defined herein.

(5)  Except for preferred stock, which has a minimum issue size of $50 million.

(6) Portfolio holdings from issues ranging from $50 million to $100 million and are limited to 20% of the Fund's total assets.

          Portfolio holdings that are common stock as described above must be within the following diversification and issue size requirements in order to be included in Moody's Eligible Assets:

                            MAXIMUM SINGLE ISSUER      MAXIMUM SINGLE      MAXIMUM SINGLE STATE
  INDUSTRY CATEGORY                (%)(1)              INDUSTRY (%)(1)            (%)(1)
---------------------       ---------------------     ----------------    ----------------------
Utility                               4                      50                    7(2)
Industrial                            4                      45                      7
Financial                             5                      40                      6
Other                                 6                      20                     N/A

------------------

(1) Percentages represent both a portion of the aggregate market value and the number of outstanding shares of the common stock portfolio.

(2) Utility companies operating in more than one state should be diversified according to the State of incorporation.

               Where the Fund sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Fund is required to pay upon repurchase of such asset will count as a liability for the purposes of the FundPreferred Basic Maintenance Amount. Where the Fund purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Fund thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities.

               Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it (i) has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of FundPreferred Basic Maintenance Amount or to the extent it is subject to any liens, except for (A) liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Fund will not affect the status of such asset as a Moody's Eligible Asset, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens to secure payment for services rendered or cash advanced to the Fund by its investment manager or portfolio manager, the Fund's custodian, transfer agent or registrar or the Auction Agent and (D) liens arising by virtue of any repurchase agreement, or (ii) has been segregated against obligations of the Fund in connection with an outstanding derivative transaction.

               f. "MOODY'S EXPOSURE PERIOD" means the period commencing on a given Valuation Date and ending 49 days thereafter.

               g. "MOODY'S HEDGING TRANSACTIONS" means purchases or sales of exchange-traded financial futures contracts based on any index approved by Moody's or Treasury Bonds, and purchases, writings or sales of exchange-traded put options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, and purchases, writings or sales of exchange-traded call options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, subject to the following limitations:

                    (i) the Fund will not engage in any Moody's Hedging Transaction based on any index approved by Moody's (other than transactions that terminate a future contract or option held by the Fund by the Fund's taking the opposite position thereto ("Closing Transaction")) that would cause the Fund at the time of such transaction to own or have sold:

                    (ii) Outstanding financial futures contracts based on such index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal; or

                    (iii) Outstanding financial futures contracts based on any index approved by Moody's having a Market Value exceeding 50% of the Market Value of all portfolio securities of the Fund constituting Moody's Eligible Assets owned by the Fund;

                    (iv) The Fund will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than (Closing Transactions)) that would cause the Fund at the time of such transaction to own or have sold:

                    (v) Outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 20% of the aggregate Market Value of Moody's Eligible Assets owned by the Fund and rated Aa by Moody's (or, if not rated by Moody's but rated by S&P, rated AAA by S&P); or

                    (vi) Outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 50% of the aggregate Market Value of all portfolio securities of the Fund constituting Moody's Eligible Assets owned by the Fund (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction) and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P, rated A or AA by S&P);

                    (vii) The Fund will engage in (Closing Transaction) to close out any outstanding financial futures contract based on any index approved by Moody's if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Moody's and the Fund;

                    (viii) The Fund will engage in a (Closing Transaction) to close out any outstanding financial futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a (Closing Transaction) to close out any outstanding option on a financial futures contract by no later than the first Business Day of the month in which such option expires;

                    (ix) The Fund will engage in Moody's Hedging Transactions only with respect to financial futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

                    (x) The Fund (A) will not engage in options and futures transactions for leveraging or speculative purposes, except that an option or futures transaction shall not for these purposes be considered a leveraged position or speculative and (B) will not write any call options or sell any financial futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase; and

                    (xi) The Fund will not enter into an option or futures transaction unless, after giving effect thereto, the Fund would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the FundPreferred Basic Maintenance Amount.

               h. "MOODY'S INDUSTRY CLASSIFICATIONS" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the FundPreferred).

                    (i) Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition.

                    (ii) Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers.

                    (iii) Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables.

                    (iv) Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil.

                    (v) Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development.

                    (vi) Chemicals, Plastics and Rubber: Chemicals (non-agricultural), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating Containers.

                    (vii) Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass.

                    (viii) Personal and Non-Durable Consumer Products (Manufacturing Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies.

                    (ix) Diversified/Conglomerate Manufacturing.

                    (x) Diversified/Conglomerate Service.

                    (xi) Diversified Natural Resources, Precious Metals and
          Minerals: Fabricating, Distribution.

                    (xii) Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal.

                    (xiii) Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology.

                    (xiv) Finance: Investment Brokerage, Leasing, Syndication, Securities.

                    (xv) Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers.

                    (xvi) Grocery: Grocery Stores, Convenience Food Stores.

                    (xvii) Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment.

                    (xviii) Home and Office Furnishings, Housewares, and Durable Consumer Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges.

                    (xix) Hotels, Motels, Inns and Gaming.

                    (xx) Insurance: Life, Property and Casualty, Broker, Agent, Surety.

                    (xxi) Leisure, Amusement, Motion Pictures, Entertainment:
          Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution.

                    (xxii) Machinery (Non-Agricultural, Non-Construction, Non-Electronic): Industrial, Machine Tools, Steam Generators.

                    (xxiii) Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing.

                    (xxiv) Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling.

                    (xxv) Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable Broadcasting Equipment.

                    (xxvi) Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport.

                    (xxvii) Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom.

                    (xxviii) Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular.

                    (xxix) Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes.

                    (xxx) Personal Transportation: Air, Bus, Rail, Car Rental.

                    (xxxi) Utilities: Electric, Water, Hydro Power, Gas.

                    (xxxii) Diversified Sovereigns: Semi-sovereigns, Canadian Provinces, Supra-national Agencies.

               The Fund will use SIC codes in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Fund considers necessary.

               i. "PERFORMING" means with respect to any asset, the issuer of such investment is not in default of any payment obligations in respect thereof.

               j. "PRICING SERVICE" means any pricing service designated by the Board of Trustees of the Fund and approved by Fitch or Moody's, as applicable, for purposes of determining whether the Fund has Eligible Assets with an aggregate Discounted Value that equals or exceeds the FundPreferred Basic Maintenance Amount.

               k. "SENIOR IMPLIED RATING" is an NRSRO's opinion of a corporate family's ability to honor its financial obligations and is assigned by the NRSRO to a corporate family as if it had: a single class of debt; or a single consolidated legal entity structure.

               l. "SHORT-TERM MONEY MARKET INSTRUMENT" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Fund, the remaining term to maturity thereof is not in excess of 180 days:

                    (i) commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

                    (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

                    (iii) overnight funds;

                    (iv) U.S. Government Securities; and

                    (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or Fund company that have (1) credit ratings on such Valuation Date of at least P-1 from Moody's and either F1+ from Fitch or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA- from Fitch or AA- from S&P, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Fund, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch and S&P shall be at least A2, A and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or Fund company are not rated on any Valuation Date below P-1 by Moody's, F1+ by Fitch or A-1+ by S&P and there is no long-term rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Fund); and provided further, that the interest receivable by the Fund shall not be subject to any withholding or similar taxes.

               m. "U.S. GOVERNMENT SECURITIES" mean securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes.

               n. "U.S. TREASURY SECURITIES" means direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

               o. "U.S. TREASURY STRIPS" means securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program.